Exhibit 10.1

WAIVER NO. 4

WAIVER NO. 4, dated as of December 17, 2007 (this “Agreement”), to the Credit Agreement, dated as of June 10, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tekni-Plex, Inc. (the “Borrower”), Citicorp USA, Inc., as Administrative Agent (in such capacity, the “Administrative Agent”), General Electric Capital Corporation, as Syndication Agent (in such capacity, the “Syndication Agent”), and the Lenders and Issuers party thereto.

W I T N E S S E T H :

WHEREAS, an Event of Default may occur under the Credit Agreement on or after December 17, 2007; and

WHEREAS, the Borrower has requested that the Lenders agree and, subject to the terms and conditions of this Agreement, the Lenders have agreed, to waive any Bond Interest Cross Default (as defined below) and any Default or Event of Default arising from a Deposit Account Non-Effectiveness (as defined below) for the duration of the Waiver Period (as defined below);

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, the parties hereto agree as follows:

1.           Defined Terms.  Unless otherwise defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.  In addition, the following term shall have the following meaning:

“Waiver Default” shall mean the failure of the Borrower to observe or perform any term, covenant or agreement binding on it contained in Section 6 below.

2.           Waiver.

(a)           As of the date hereof, the Borrower acknowledges that an Event of Default may occur under the Credit Agreement as a result of any failure to make a scheduled interest payment due December 17, 2007 pursuant to the terms of the Subordinated Note Indenture (the “Bond Interest Cross Default”).

(b)           During the period from the date hereof to February 14, 2008 (the “Waiver Period”), the Lenders hereby agree to waive the Bond Interest Cross Default and any Default or Event of Default arising out of the Deposit Account Non-Effectiveness (as defined below); provided, however, that the Waiver Period shall terminate (i) automatically and immediately, upon the occurrence of any Event of Default other than the Bond Interest Cross Default or an Event of Default arising from the Deposit Account Non-Effectiveness, (ii) automatically and immediately, on or after January 17, 2008, if (A) any Cash Flow Forecast delivered pursuant to Section 6(b) shows the  total U.S. liquidity of the Borrower and its Domestic Subsidiaries falling below $5 million in either the week of or the subsequent two weeks immediately following delivery of such Cash Flow Forecast (disregarding, however, any impact on liquidity related to the cash interest due February 15, 2008 pursuant to the terms of the New Senior Secured Note Indenture) or (B) Available Credit is less than $5 million at any time, (iii) upon one Business Day’s notice by the Administrative Agent, if an uncured Waiver Default exists or (iv) upon one Business Day’s notice by the Administrative Agent, on or after January 17, 2008, if the Borrower has not entered into a waiver or forbearance agreement in respect of the Subordinated Note Indenture acceptable to the Administrative Agent in its sole discretion.

3.           Conditions to Effectiveness.  This Agreement shall become effective (the “Effective Date”) upon the satisfaction of the following conditions precedent:

(a)           The Administrative Agent shall have received a duly executed counterpart of this Agreement, executed by the Borrower, the Administrative Agent and the Requisite Lenders, and acknowledged and agreed to by the Guarantors;

(b)           The Administrative Agent shall have received from the Borrower a projected statement of cash flows for the thirteen week period commencing on December 17, 2007 (the “Cash Flow Forecast”);

(c)           The Administrative Agent shall have received from the Borrower a certificate of a Responsible Officer of the Borrower to the effect that all representations and warranties contained in this Agreement are true and correct as of the date hereof;

(d)           There shall have been paid to the Administrative Agent for the account of each Lender a fee in an amount equal to 0.2% of such Lender’s Revolving Credit Commitment then in effect; and

(e)           The Administrative Agent and the Lenders shall have received all other fees and expense (including reasonable fees and expenses of counsel) actually incurred in connection with the negotiation, preparation and execution of this Agreement, in each case to the extent set forth in an invoice delivered to the Borrower by 7:00 p.m. (New York City time) on December 13, 2007.

4.           Release.  In further consideration of the Lenders’ execution of this Agreement, the Borrower and each of the other Loan Parties hereby releases and forever discharges the Administrative Agent, the Syndication Agent and the Lenders and all persons controlling, controlled by, or under common control with any of the foregoing, and any of their trustees, agents, employees, directors, officers, counsel and advisors (collectively, the “Released Group”) of and from all damage, loss, claims, responsibilities, disputes, demands, liabilities, obligations, actions and causes of action (whether at law or equity) whatsoever which the Borrower or any other Loan Party may now have or claim to have against any such member of the Released Group as of the Effective Date, and whether presently known or unknown, matured or unmatured, fixed or contingent and of every nature and extent whatsoever on account of or in any way concerning, arising out of, founded upon or in any way relating to this Agreement, the Obligations, the Credit Agreement or the other Loan Documents, including, but not limited to, all such loss or damage of any kind heretofore sustained, or that may arise as a consequence of the dealing between the parties.  For purposes of the release contained in this paragraph, the term “Borrower” shall mean and include the Borrower’s successors and assigns, including, without limitation, any trustees acting on behalf of such parties.

5.           Representations and Warranties.

(a)           All of the Borrower’s representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.  The Borrower expressly reaffirms that each of the representations and warranties set forth in Article IV of the Credit Agreement, except with respect to any Default or Event of Default arising from the fact that no Deposit Account Control Agreement is effective with respect to a concentration account (the “Wachovia Account”) at Wachovia Bank, National Association (the “Deposit Account Non-Effectiveness”), continues to be true and correct, and hereby remakes and incorporates herein by reference each such representation and warranty as though made on the date of the execution of this Agreement, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date.

(b)           The Borrower has not assigned, conveyed or otherwise transferred, either directly or indirectly, in whole or in part, any of the claims purported to be released pursuant to Section 4 above.

(c)           This Agreement and the other documents and statements furnished by or on behalf of the Borrower to the Administrative Agent or any Lender hereunder or in connection herewith, taken as a whole, do not and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were, are or will be made, not misleading; provided, however, that to the extent any such document or statement was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such document or statement.

6.           Covenants.

(a)           The Borrower shall either (i) deliver an executed Deposit Account Control Agreement among the Borrower, the Administrative Agent and Wachovia Bank, National Association in form and substance reasonably satisfactory to the Administrative Agent within 15 Business Days after the Effective Date (or such later date as the Administrative Agent may, in its sole discretion, agree) (the “Control Agreement Deadline”) or (ii) not, at any time after the Control Agreement Deadline, permit the balance of the Wachovia Account to exceed the minimum balance necessary to cover checks that have been issued in the ordinary course of business before the Control Agreement Deadline but have not yet cleared; provided that if, on and after January 4, 2008, there is not yet an effective Deposit Account Control Agreement in form and substance reasonably satisfactory to the Administrative Agent, the Borrower shall not issue any checks drawable upon the Wachovia Account unless and until a Deposit Account Control Agreement in form and substance reasonably satisfactory to the Administrative Agent becomes effective.

(b)           The Borrower shall deliver weekly updated Cash Flow Forecasts (similar in form to those previously delivered) to the Administrative Agent during the Waiver Period.

(c)           The Borrower shall deliver weekly updated Borrowing Base Certificates to the Administrative Agent on Wednesday of each week (or, if such day is not a Business Day, on the next succeeding Business Day) with respect to the last Business Day of the prior week pursuant to Section 5.01(n)(i) of the Credit Agreement.

7.           No Implied Waiver.

The Lenders’ failure, at any time or times hereafter, to require strict performance by the Borrower of any provision or term of this Agreement shall not waive, affect or diminish any right of the Lenders thereafter to demand strict compliance and performance therewith.

8.           Miscellaneous.

(a)           On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import shall mean and be a reference to the Credit Agreement as modified hereby.

(b)           Except as expressly provided herein, the Credit Agreement shall remain unchanged and continue in full force and effect.  This Agreement is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Credit Agreement or any of the other Loan Documents except as specifically set forth herein.  Except as expressly provided herein, the Lenders reserve all rights, claims and remedies that they have or may have against the Borrower.

(c)           This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or interest under or because of the existence of this Agreement.  This Agreement shall not be assignable by the Borrower without the written consent of the Lenders.  The Lenders may assign to one or more Persons all or any part of, or any participation interest in, the Lenders’ rights and benefits hereunder.

(d)           This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, all of which when so executed and delivered, shall be deemed an original, and which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or email shall be effective as delivery of a manually executed counterpart of this Agreement.

(e)           This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

(f)           Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(g)           This Agreement is a Loan Document.

(h)           EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TEKNI-PLEX, INC.,
as Borrower

By: /s/ James E. Condon
Name: James E. Condon
Title: Chief Financial Officer

CITICORP USA, INC.,
as Administrative Agent and Lender

By: /s/ David Jaffe
Name: David Jaffe
Title: Director/Vice President

GENERAL ELECTRIC CAPITAL
CORPORATION, as Lender

By: /s/ James DeSantis
Name: James DeSantis
Title: Duly Authorized Signatory

WELLS FARGO FOOTHILL, LLC.,
as Lender

By: /s/ Juan Barrera
Name: Juan Barrera
Title: Vice President

Acknowledged and Consented to by:

PURETEC CORPORATION
NATVAR HOLDINGS, INC.
TRI-SEAL HOLDINGS, INC.
PLASTIC SPECIALTIES AND TECHNOLOGIES, INC.
BURLINGTON RESINS, INC.
PLASTIC SPECIALTIES AND TECHNOLOGIES INVESTMENTS, INC.
DISTRIBUTORS RECYCLING, INC.
TPI ACQUISITION SUBSIDIARY, INC.
TP/ELM ACQUISITION SUBSIDIARY, INC.,
as Guarantors

By:  /s/ James E. Condon
Name:  James E. Condon
Title:  Chief Financial Officer